SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2015

ODENZA CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-54301	NONE
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Lot 10, Jalan Waja 16, Kawasan Perusahaan,
42500 Telok Panglima Garang,
Selangor, Malaysia

(Address of principal executive offices, zip code)

Tel: (603) 3122 2526
Fax: (603) 3122 2570

(Registrant’s telephone number, including area code)

C-07-01, Block C, Level 7 Sky Park @ One City,

Jalan USJ 25/1A, 47650 Subang Jaya,

Selangor Darul Ehsan, Malaysia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ODENZA CORP

Form 8-K

Current Report

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of May 28, 2015, Mr. Tan Sri Barry Goh Ming Choon resigned from the positions with the Company, including that of President, Chief Executive Officer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Tan Sri Barry Goh Ming Choon has been the President, Chief Executive Officer, Secretary and Director of the Company since February 4, 2013. As of same day, Mr. Tan Sri Barry Goh Ming Choon was appointed as the new Company’s Chief Operating Officer and will continue to serve the Company in his capacity as Chief Operating Officer.

As of May 28, 2015, Mr. Michael Teh Kok Lee resigned from the position of director with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of May 28, 2015, Mr. Dato’ John Looi Teh Sung resigned from the position of director with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of May 28, 2015, Mr. Dato’ Danny Goh Meng Keong resigned from the position of director with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of May 28, 2015, Mr. Law Boon Hee resigned from the position of director with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of May 28, 2015, Mr. Soo Kai Chee resigned from the position of director with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of May 28, 2015, Mr. Gilbert Loke resigned from the position of director with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of May 28, 2015, Dato’ Lim Kah Chuan was appointed as the new Company’s President, Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company (the “Board”).

The biography for the new officers and directors of the Company is set forth below:

DATO’ LIM KAH CHUAN, 52, is appointed as President, Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company. Mr. Lim has more than 20 years of experience in international trade, setting up of new businesses and risk management.

Mr. Lim has been serving as the managing director of Megatrax Plastic Industries Sdn.Bhd. (“MPI”) since 2001. MPI started in 1995 and is in the business of trading, recycling and reprocessing of scrap-plastic. It started its intra-asia import & export business and the Company sourcing & marketing are presently covered over 40 countries, including but not limited to, United States, United Kingdom, Thailand, Indonesia, Singapore and Australia.. With profession and experience of Mr Lim, the Company is specialized in Factory Cleaning, Reprocessing and Recycling of plastic waste in the Asia region.

In 1997, Mr. Lim found Cens Consolidated Group Sdn. Bhd. a company incorporated in Malaysia as Investment Company in properties and shares securities. Mr Lim is a major shareholder and also the managing director of Cens Consolidated Group Sdn Bhd.

Mr. Lim is also the founder and director of Wah Cens Plastic Industries Sdn.Bhd. (“WCP”) which he started in 2004. WCP is a Malaysian base recycle company that deals in all kinds of scrap materials, WCP provides ABS Scrap, Commingle PP and PET Straps, EPP Bales, EPS Blocks, EVA with PVDC Bales and related aspects services to the customers.

In early of 2003 till 2007, Mr. Lim was appointed as the executive director of LEN CHEONG HOLDING BERHAD, a public listed company in Malaysia. Len Cheong Holding Berhad is in business of manufacturing, trading, distributing, and exporting of rubberwood furniture in Malaysia. Its products include bedroom, living room, and dining room furniture.

Mr. Lim has been the Vice President of The Federation of Chinese Associations Malaysia since 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODENZA CORP

Date: May 29, 2015	By:	/s/ C.K. LEE

C.K. LEE
Chief Financial Officer, Principal Accounting Officer and Treasurer